SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported) APRIL 24, 1997


                         First South Africa Corp., Ltd.
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             (Exact name of registrant as specified in its charter)


     Bermuda                        0-27494                         N/A
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(State or other Jurisdiction     (Commission                   (IRS Employer
   or incorporation)             File Number)                Identification No.)


             Clarendon House, Church Street, Hamilton HM CX, Bermuda
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          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (441) 295-1422

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

           On April 24, 1997 First South Africa Corp., Ltd., through it's wholly owned subsidiary corporation, First South African Holdings (Pty) Ltd., acquired all of the outstanding stock and assets of Gull Foods CC ("Gull") from Alan James, Ian Store, Douglas Varkevisser and Marlys Store. Gull is engaged in the business of manufacturing a broad range of prepared foods. First South Africa Corp., Ltd., intends to continue to operate the existing business of Gull.

           The consideration for all of the stock and assets of Gull was 48 million South African Rand ( approximately $10.79 million). This price was calculated based on a multiple of Gull's audited net earnings for fiscal year ended February 28, 1997. Such payment will be made as follows.

           1. On closing an amount equal to 14 million South African Rand (approximately $3.15 million) in cash. An additional 245,000 First South African Holdings, Class B shares. Such shares are valued at $1,347,500 at a price of $5.50 a share.

           2. A second payment of 4 million South African Rand (approximately $900,000) will be made on the earlier of the listing of First South Africa Corp., Ltd. Food subsidiary on the Johannesburg Stock Exchange or September 30, 1997.

           3. A third payment shall be made based on the results of the year-ended June 30, 1998. The amount payable will be 4 (four) times the pre-tax profits for the year ended June 30, 1998 multiplied by a factor of 16% (the "third installment"). The third installment will be payable 50% in cash and 50% in First South African Holdings Class B Shares. The price of the First South African Holdings shares, for the purpose of the second installment will be allotted at a price equal to the June 30, 1998 exchange rate multiplied by the closing price of the shares of Common Stock of First South Africa Corp., Ltd, a Bermuda registered company quoted on NASDAQ, on June 30, 1998.

           4. A fourth payment shall be made based on the results of the year-ended June 30, 1999. The amount payable will be 4 (four) times the pre-tax profits for the year ended June 30, 1999 multiplied by a factor of 16% (the "fourth installment"). The fourth installment will be payable 50% in cash and 50% in First South African Holdings Class B Shares. The price of the First South African Holdings shares, for the purpose of the fourth installment, will be allotted at a price equal to the June 30, 1999 exchange rate multiplied by the closing price of the shares of Common Stock of First South Africa Corp., Ltd, a Bermuda registered company quoted on NASDAQ, on June 30, 1999.

           5. A fifth payment shall be made based on the results of the year-ended June 30, 2000. The amount payable will be 4 (four) times the pre-tax profits for the year ended June 30, 2000 multiplied by a factor of 16% (the "fifth installment"). The fifth installment will be payable 50% in cash and 50% in First South African Holdings Class B Shares. The price of the First South African Holdings shares, for the purpose of the fifth installment, will be allotted at a price equal to the June

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30, 2000 exchange  rate  multiplied by the closing price of the shares of Common
Stock of First South Africa Corp., Ltd, a Bermuda registered company quoted on NASDAQ, on June 30, 2000.

           First South Africa Corp., Ltd., paid the initial cash component through its own cash resources and bank borrowings.

Item 7.  FINANCIAL STATEMENT AND EXHIBITS.
         ---------------------------------

           (a) Financial Statements of Businesses Acquired. Pursuant to Instruction (b) (2) of Item 7, Form K, the registrant shall file the required financial statements of Gull Foods CC within sixty days after May 8, 1997.

           (b)        Pro Forma Financial  Information.  Pursuant to Instruction
(b) (2) of Item 7, Form K, the registrant shall file the required financial statements of Gull Foods CC within sixty days after May 8, 1997.

           (c)        Exhibits, The following exhibits are attached hereto:

           1. Sale of Business Agreement between Gull Foods CC and Ian Store, Alan James, Douglas Varkevisser, and Marlys Store and First South African Holdings (Proprietary) Limited and First South Africa Corp., Ltd.


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                                   SIGNATURES

           Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FIRST SOUTH AFRICA CORP. LTD.


                                             By:  /s/    Clive Kabatznik
                                                ---------------------------
                                                 President
DATED:  May 8, 1997





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